INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-173337, Registration Statement 333-150239 and Registration Statement No. 333-180876 on Form S-3 and in Registration Statement No. 333-156084 on Form S-8 of Genesis Energy, L.P. of our report dated March 4, 2011, relating to the financial statements of Cameron Highway Oil Pipeline Company as of December 31, 2010 and for the period from November 23, 2010 through December 31, 2010, appearing in this Annual Report on Form 10-K of Genesis Energy, L.P. for the year ended December 31, 2012.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 26, 2013